EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

THIRD QUARTER 2005 RESULTS DATE NOTIFICATION – November 3, 2005

Basingstoke, UK and Philadelphia, US – October 24, 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) will announce third quarter 2005 US GAAP earnings on Thursday, November 3, 2005.

Results announcement time:	12:00 GMT / 07:00 ET
Conference call time:	14:00 GMT / 09:00 ET

Live conference call:

Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the live conference call at 14:00 GMT/09:00 ET.

Please RSVP ssalah@uk.shire.com (T: +44 (0)1256 894 160).

The details of the live conference call are as follows:

UK dial in	+44 (0) 1452 568 061
US / Canada dial in	1866 224 2972
Password	Shire

Live Webcast:

The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations/Events section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:

A replay of the presentation will be available for two weeks. Details are as follows:

UK dial in	0845 245 5205
US dial in	18662474222

Stnd Int Dial In Number	+44 (0) 1452 55 00 00
Pin code	1684507 #

Webcast Replay	www.shire.com, in the investor relations section

Registered in England 2883758 Registered Office as above

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160

	Heidi Wunder (North America)	+1 484 595 8709

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), renal diseases and human genetic therapies. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.